EXHIBIT 16.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

October 27, 2015

Securities and Exchange Commission

100 F Street NE

Washington, D.C. 20549

Re:  BioHiTech Global, Inc.

We have read BioHiTech Global, Inc.’s statements included under Item 4.01 of its Form 8-K dated October 26, 2015 and agree with such statements, insofar as they apply to Weinberg & Baer LLC.

Very truly yours,

Weinberg & Baer LLC